UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2010
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-31533	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
DUSA Pharmaceuticals, Inc.® (NASDAQ GM: DUSA), a dermatology company developing and marketing Levulan® Photodynamic Therapy (PDT), today announced that the United States Patent and Trademark Office has issued a notice of allowance for a key patent related to its proprietary PDT light source, the BLU-U®, Blue Light Photodynamic Therapy Illuminator.
The new patent will have method of treatment claims which cover the use of DUSA’s blue light technology and aminolevulinic acid HCL (Levulan®) for the treatment of actinic keratosis as well as the diagnosis and treatment of other disease states such as acne, cancer, psoriasis and photodamaged skin. The patent also has claims that will cover DUSA’s blue light technology in conjunction with its proprietary Levulan® Kerastick® formulation of aminolevulinic acid HCL. The patent, once issued, which is scheduled to occur on May 25, 2010, will cover the Company’s approved Levulan® PDT therapy until June, 2019.
Except for historical information, this report contains certain forward-looking statements that represent our current expectations and beliefs concerning future events, and involve certain known and unknown risk and uncertainties. These forward-looking statements relate to the issuance of a patent and the methods of use and diseases covered by the claims in the patent, the enhancement of the Company’s patent portfolio, continued revenue growth, the expected issue date and expiration date of the patent. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this release. These factors include, without limitation, actions by regulatory authorities, the status of our patent portfolio, action of third parties, the impact of competitive products, and other risks and uncertainties identified in DUSA’s Form 10-K for the year ended December 31, 2009 and other SEC filings from time to time.

Item 9.01.	Financial Statement and Exhibits.

Item No.	Description
99.1	Press Release, dated May 7, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: May 10, 2010	By:	/s/ Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer

EXHIBIT INDEX

Item No.	Description
99.1	Press Release, dated May 7, 2010